UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 13, 2016
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 13, 2016, Lennar Corporation (the "Company") held its 2016 Annual Meeting of Stockholders. The final results for each of the matters submitted to a vote of stockholders at the meeting were as follows:

(1)	The following individuals were elected as directors to serve a one-year term expiring at the next Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-votes
Irving Bolotin	429,574,596	8,225,829	26,645,133
Steven L. Gerard	422,213,600	15,586,825	26,645,133
Theron I. ("Tig") Gilliam	431,016,993	6,783,432	26,645,133
Sherrill W. Hudson	430,767,737	7,032,688	26,645,133
Sidney Lapidus	433,724,342	4,076,083	26,645,133
Teri P. McClure	431,001,059	6,799,366	26,645,133
Stuart A. Miller	435,009,074	2,791,351	26,645,133
Armando Olivera	435,179,071	2,621,354	26,645,133
Jeffrey Sonnenfeld	434,336,573	3,463,852	26,645,133

(2)
Stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2016. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining
462,383,206	1,931,192	131,160

(3)
Stockholders approved, on an advisory basis, the compensation of our named executive officers described in the Proxy Statement dated March 2, 2016 relating to the Company's 2016 Annual Meeting of Stockholders. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
407,472,633	30,090,936	236,856	26,645,133

(4)	Stockholders approved the Lennar Corporation 2016 Equity Incentive Plan. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
366,345,507	71,284,933	169,985	26,645,133

(5)	Stockholders approved the Lennar Corporation 2016 Incentive Compensation Plan. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
416,927,621	20,674,265	198,539	26,645,133

(6)	Stockholders did not approve a stockholder proposal regarding our common stock voting structure. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
158,528,311	278,040,349	1,231,765	26,645,133

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2016	Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer